EXHIBIT 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO LOAN FINANCING AND SERVICING

AGREEMENT, dated as of November 12, 2026 (this “Amendment”), by and among PGIM PRIVATE CREDIT FUND ABL LLC, as borrower (the “Borrower”), PGIM PRIVATE CREDIT

FUND, as servicer (the “Servicer”) and as equityholder (the “Equityholder”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as facility agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”), and DBNY, as an agent (in such capacity, an “Agent”) and as a committed lender (in such capacity, a “Lender”).

WHEREAS, the Borrower, the Servicer, the Equityholder, the Facility Agent, the Lenders and STATE STREET BANK AND TRUST COMPANY, as collateral agent and collateral custodian, are party to the Loan Financing and Servicing Agreement, dated as of May 5, 2026 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments to the Loan Agreement

SECTION 2.1. As of the date of this Amendment, the Loan Agreement is hereby amended as follows:

(a)
to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto; and
(b)
to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated

textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Exhibits and Schedules attached as Appendix B hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a)
the execution and delivery of this Amendment by each party hereto; and
(b)
all fees (including reasonable and documented fees, disbursements and other charges of counsel) due to the Lenders on or prior to the effective date of this Amendment shall have been paid in full.

ARTICLE IV

Representations and Warranties

SECTION 4.1. Each of the Borrower, the Servicer and the Equityholder hereby represents and warrants to the Facility Agent, the Agents and the Lenders that, as of the date first written above, (i) no Servicer Default, Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) the representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, RELATING TO OR ARISING OUT OF THIS AMENDMENT, THE LOAN AGREEMENT (AS AMENDED) OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification; No Waiver. Any actual currency exchanges that have occurred prior to this Amendment are ratified by the Borrower. Except as expressly amended hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Loan Agreement or any other agreement, or constitute a waiver of any provision under the Loan Agreement or any other agreement.

SECTION 5.4. Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures (including signatures in accordance with the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act) appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

PGIM PRIVATE CREDIT FUND ABL

LLC, as Borrower

By: /s/ Richard Gilbert

Name: Richard Gilbert

Title: Authorized Signatory

[Signature Page to Amendment No. 2 to LFSA]

PGIM PRIVATE CREDIT FUND,

as Servicer and as Equityholder

By: /s/ Richard Gilbert

Name: Richard Gilbert

Title: Authorized Signatory

[Signature Page to Amendment No. 2 to LFSA]

DEUTSCHE BANK AG, NEW YORK

BRANCH, as Facility Agent

By: /s/ Amit Patel

Name: Amit Patel

Title: Managing Director

By: /s/ Erica Flor

Name: Erica Flor

Title: Director

[Signature Page to Amendment No. 2 to LFSA]

DEUTSCHE BANK AG, NEW YORK

BRANCH, as an Agent and as a Committed Lender

By: /s/ Amit Patel

Name: Amit Patel

Title: Managing Director

By: /s/ Erica Flor

Name: Erica Flor

Title: Director

[Signature Page to Amendment No. 2 to LFSA]

APPENDIX A

Loan Agreement Amendments

EXECUTION VERSION

Conformed through Amendment No. ~~1~~2 dated ~~September 18~~November 12, 2026

LOAN FINANCING AND SERVICING AGREEMENT

dated as of May 5, 2026

PGIM PRIVATE CREDIT FUND ABL LLC,

as Borrower

PGIM PRIVATE CREDIT FUND,

as Equityholder and as Servicer

THE LENDERS FROM TIME TO TIME PARTIES HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

and

STATE STREET BANK AND TRUST COMPANY,

as Collateral Agent and as Collateral Custodian

arrangements under Underlying Instruments and (v) any amount deposited into the Collection Account in error (including any amounts relating to any portion of an asset sold by the Borrower and occurring after the date of such sale).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to an assignment request by the Borrower under Section 17.17) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any withholding Taxes imposed under FATCA.

“Extension Request” has the meaning set forth in Section 2.6. “Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the end of the Revolving Period,

$~~200,000,000~~300,000,000, unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the aggregate principal amount of all the Advances Outstanding.

“Facility Termination Date” means the earliest of (i) the two-year anniversary of the last day of the Revolving Period, (ii) the date on which the term of the Equityholder’s existence ends and (iii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Official Bodies and implementing such Sections of the Code.

“Federal Funds Rate” means, for any period, the greater of (a) 0.00% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a

“Software Loan” means any Collateral Obligation (a) with an Obligor that is classified within “Software” under the GICS 3 Industry Classification or (b) as otherwise determined and assigned by the Facility Agent in its sole discretion in the related Asset Approval Notice.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SR Lender” means each Lender that is subject to the EU Securitization Rules. “Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a Standard &

Poor’s Financial Services LLC business, and any successor or successors thereto.

“Structured Finance Obligation” means any obligation issued by a special purpose entity and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including (but not limited to) collateralized debt obligations, collateralized loan obligations, asset backed securities and mortgage backed securities or any resecuritization thereof or any similar obligation deemed to be a “Structured Finance Obligation” for regulatory purposes by the Facility Agent in its reasonable discretion.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or interests as have more than 50% of the ordinary voting power for the election of directors, managers or general partners, as applicable.

“Substituted Collateral Obligation” means, with respect to any Accrual Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.11 and the Sale Agreement.

“Supported QFC” has the meaning set forth in Section 17.20.

“Tangible Net Worth” means, with respect to any Person, the consolidated assets minus the consolidated liabilities of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Target Portfolio Amount” means, as of any date of determination,

$~~285,000,000~~430,000,000; provided that, the Target Portfolio Amount shall be adjusted on each

~~The representations in this Section 9.30 apply with respect to Deutsche Bank  AG, New York Branch only to the extent they do not result in a violation of or conflict with  any applicable blocking or anti-boycott laws (including, without limitation, the Council  Regulation (EC) No 2271/96 and/or section 7 of the German Foreign Trade and Payments  Ordinance (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 of  the German Foreign Trade and Payments Act (Außenwirtschaftsgesetz))).~~

Section 9.31 Anti-Bribery and Corruption. (a) Neither the Borrower nor, to the best of the Borrower’s knowledge, any director, officer, employee, or anyone acting on behalf of the Borrower has engaged in any activity, or will take any action, directly or indirectly, which would breach applicable anti-bribery and corruption laws and regulations, including but not limited to the US Foreign and Corrupt Practices Act 1977, as amended, and the Bribery Act 2010 of the United Kingdom (the “Anti-Bribery and Corruption Laws”).

(b)
The Borrower and its Affiliates have each conducted their businesses in compliance with Anti-Bribery and Corruption Laws and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all Anti-Bribery and Corruption Laws and with the representations and warranties contained herein.
(c)
No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Borrower, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Bribery and Corruption Laws, or, to the knowledge of the Borrower, threatened.
(d)
The Borrower will not directly or indirectly use, lend or contribute the proceeds of the Advances for any purpose that would breach the Anti-Bribery and Corruption Laws.

Section 9.32 Reserved.

Section 9.33 AIFMD. The Borrower is not (i) an AIFM; (ii) an AIF managed by an AIFM (as such term is defined in the AIFMD) required to be authorized or registered in accordance with AIFMD; or (ii) an AIFM or an AIF managed by AIFM (as such term is defined in the UK AIFM Regulations) required to be authorized or registered in accordance with the UK AIFM Regulations.

granted and approved based on a thorough assessment of each Obligor’s creditworthiness; and

(ii) in relation to each other Collateral Obligation acquired by a Borrower, the entity which was, directly or indirectly, involved in the Underlying Instruments which created the Collateral Obligations granted such Underlying Instruments pursuant to sound and well-defined credit-granting criteria and clearly established processes for approving, amending, modifying, renewing and financing the Underlying Instruments and it had effective systems in place to apply those criteria and processes to ensure that the Underlying Instruments were granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness.

(g) The Equityholder is, and will remain, ultimately responsible for and retain discretion over the actions of the Investment Manager; and any actions taken by the Investment Manager in relation to the matters outlined in clause (d) above are taken for, and on behalf of, the Equityholder.

Section 10.23 Proceedings. As soon as possible and in any event within three (3) Business Days after a Responsible Officer of the Borrower receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower Collateral (taken as a whole), the Transaction Documents, the Collateral Agent’s interest in the Collateral, or the Borrower; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral (taken as a whole), the Transaction Documents, the Collateral Agent’s interest in the Collateral, or the Borrower in excess of $100,000 or more shall be deemed to be material for purposes of this Section 10.23.

Section 10.24 Reserved.

Section 10.25 Policies and Procedures for Sanctions. The Borrower has instituted and maintained policies and procedures designed to ensure compliance with Sanctions. The Sanctions representations and undertakings in Section 9.30 and Section 10.26 shall apply for the benefit of Deutsche Bank AG, New York Branch only to the extent that they do not, or compliance does not, result in a violation of or conflict with applicable blocking or anti-boycott laws (including, without limitation, the Council Regulation (EC) No 2271/96 and/or section 7 of the German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetz))).

Section 10.26 Compliance with Sanctions. The Borrower shall not directly or knowingly indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture, partner or other Person or entity, to fund or facilitate

(i) any activities of or business with any Sanction Target, (ii) any activities of or business in any Sanctioned Country or (iii) in any other manner that would result in a violation by any Person of Sanctions. In addition, the purposes for which the Borrower or any Affiliates will use the Advances and the proceeds thereof (“trade related business activities”) do not and will not

119

include any kind of activities or business of or with any Sanctioned Person or in any Sanctioned Country and do not and will not involve commodities or services of a Sanctioned Country origin or shipped to, through or from a Sanctioned Country, or on vessels or aircrafts owned or registered by a Sanctioned Country, or financed or subsidized by any of the foregoing. ~~This~~  Section 10.26 applies with respect to Deutsche Bank AG, New York Branch only to the extent that compliance does not result in a violation of applicable blocking or anti-boycott laws (including, without limitation, the Council Regulation (EC) No 2271/96 and/or section 7 of the German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 of the German Foreign Trade and Payments Act ~~(Außenwirtschaftsgesetz))).~~

Section 10.27 Compliance with Anti-Money Laundering. The Borrower shall comply in all material respects with all applicable Anti-Money Laundering Laws and shall provide notice to the Facility Agent, within five (5) Business Days, of the Borrower’s receipt of any Anti-Money Laundering Law regulatory notice or action involving the Borrower.

Section 10.28 Variable Funding Assets. The Borrower shall not own or hold any Variable Funding Assets and shall not pledge as Collateral hereunder any Variable Funding Assets.

Section 10.29 Ineligible Collateral. At the direction of the Facility Agent, the Borrower shall divest any asset that does not satisfy the definition of “Eligible Collateral Obligation” or “Permitted Investment” if the Facility Agent determines in its sole discretion that the Borrower’s ownership of such asset could reasonably be expected to (a) have materially adverse regulatory consequences or result in unfavorable capital treatment for the Facility Agent or any Lender or

(b) cause reputational harm to the Facility Agent or any Lender. The Facility Agent agrees to cooperate in good faith with any waivers necessary to permit such divestiture. The Borrower shall not decline to receive or subsequently sell or transfer any non-Loan asset received in connection with any workout or restructuring of any Collateral Obligation owned by the Borrower, unless otherwise consented to by the Facility Agent in its sole discretion.

ARTICLE XI

THE COLLATERAL AGENT

Section 11.1 Appointment of Collateral Agent. State Street Bank and Trust Company is hereby appointed as Collateral Agent pursuant to the terms hereof. The Secured Parties hereby appoint the Collateral Agent to act exclusively as the agent for purposes of perfection of a security interest in the Collateral and Collateral Agent of the Secured Parties to act as specified herein and in the other Transaction Documents to which the Collateral Agent is a party. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

Section 11.2 Monthly Reports. The Collateral Agent shall prepare the Monthly Report in accordance with Section 8.5 and distribute funds in accordance with such Monthly Report in accordance with Section 8.3(a).

120

Annex B

Lender	Facility Amount
Deutsche Bank AG, New York Branch	$~~200,000,000~~30
0,000,000
Total:	$~~200,000,000~~30
0,000,000

APPENDIX B

Exhibits and Schedules Amendments

Conformed through Amendment No. ~~1~~2 dated ~~September 18~~November 12, 2026

SCHEDULES AND EXHIBITS TO

LOAN FINANCING AND SERVICING AGREEMENT

Dated as of May 5, 2026

(PGIM PRIVATE CREDIT FUND ABL LLC)

EXHIBITS

EXHIBIT A Form of Note

EXHIBIT B Audit Standards

EXHIBIT C-1 Form of Advance Request

EXHIBIT C-2 Form of Reinvestment Request

EXHIBIT C-3 Form of Electronic Asset Approval Request

EXHIBIT C-4 Form of FX Reallocation Notice

EXHIBIT C-5 Form of Prepayment Notice

EXHIBIT C-6 Form of Electronic Asset Approval Notice

EXHIBIT D Form of Monthly Report

EXHIBIT E Form of Joinder Agreement

EXHIBIT F-1 Authorized Representatives of Servicer

EXHIBIT F-2 Request for Release and Receipt

EXHIBIT F-3 Request for Release of Request for Release and Receipt

EXHIBIT G-1 U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)

EXHIBIT G-2 U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)

EXHIBIT G-3 U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)

EXHIBIT G-4 U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)

EXHIBIT H Schedule of Collateral Obligations Certification

SCHEDULES

SCHEDULE 1 Diversity Score Calculation

SCHEDULE 2-A Moody’s Industry Classification Group List

SCHEDULE 2-B GICS 3 Industry Classification Group List

SCHEDULE 3 Pre-Approved List

SCHEDULE 4 Schedule of Collateral Obligations

SCHEDULE 5 Approved Valuation Firms

		Outstandin g		Percentage (prior to purchase/sale )	g to Purchase	g to Sell
DEUTSCHE BANK AG, NEW YORK BRANCH	$~~200,000,000~~ 300,000,000	$ Euro GBP CAD AUD	%	%	$ Euro GBP CAD AUD	$ Euro GBP CAD AUD
Total	$~~200,000,000~~ 300,000,000	$ Euro GBP CAD AUD	100%	100%	$ Euro GBP CAD AUD	$ Euro GBP CAD AUD

Such reallocation shall occur on the second Business Day following delivery of this FX Reallocation Notice (or, if this FX Reallocation Notice is delivered to any Lender after 4:00 p.m. in the Applicable Time Zone, on the third Business Day following delivery of this FX Reallocation Notice) or, in each case, such shorter time period as agreed in writing by the Facility Agent and each affected Lender.

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

By:

Name:

Title:

By:

Name:

Title: